                                                                     EXHIBIT 4.8

                    [FORM OF MEDIUM-TERM SENIOR INDEXED NOTE]

THIS SECURITY IS A GLOBAL SECURITY WITHIN THE MEANING OF THE INDENTURE HEREINAFTER REFERRED TO AND IS REGISTERED IN THE NAME OF A DEPOSITORY OR A NOMINEE OF A DEPOSITORY. THIS SECURITY IS NOT EXCHANGEABLE FOR NOTES REGISTERED IN THE NAME OF A PERSON OTHER THAN THE DEPOSITORY OR ITS NOMINEE, EXCEPT IN THE LIMITED CIRCUMSTANCES DESCRIBED IN THE INDENTURE, AND NO TRANSFER OF THIS NOTE (OTHER THAN A TRANSFER OF THIS NOTE AS A WHOLE BY THE DEPOSITORY TO A NOMINEE OF THE DEPOSITORY OR BY A NOMINEE OF THE DEPOSITORY TO THE DEPOSITORY OR ANOTHER NOMINEE OF THE DEPOSITORY) MAY BE REGISTERED, EXCEPT IN THE LIMITED CIRCUMSTANCES DESCRIBED IN THE INDENTURE.

Unless this certificate is presented by an authorized representative of The Depository Trust Company, a New York corporation ("DTC"), to the issuer or its agent for registration of transfer, exchange or payment, and any certificate issued is registered in the name of Cede & Co. or such other name as requested by an authorized representative of DTC (and any payment is made to Cede & Co. or such other entity as is requested by an authorized representative of DTC), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL inasmuch as the registered owner hereof, Cede & Co., has an interest herein.

THIS NOTE IS NOT A SAVINGS ACCOUNT OR A DEPOSIT, IS NOT AN OBLIGATION OF OR GUARANTEED BY ANY BANKING OR NONBANKING AFFILIATE OF BANK OF AMERICA CORPORATION AND IS NOT INSURED BY THE FEDERAL DEPOSIT INSURANCE CORPORATION OR ANY OTHER GOVERNMENTAL AGENCY.

REGISTERED                                                    $________________

NUMBER  _______                                               CUSIP 06050 ______

                           BANK OF AMERICA CORPORATION
                       MEDIUM-TERM SENIOR NOTE, SERIES __
                                 (Indexed Note)

[_]      SEE THE ATTACHED PRINCIPAL REPAYMENT
         AMOUNT RIDER for a description of the
         PRINCIPAL REPAYMENT AMOUNT and its method of calculation.

[_]      SEE THE ATTACHED INTEREST OR SUPPLEMENTAL PAYMENT AMOUNT
         RIDER for a description of the INTEREST PAYMENT AMOUNTS OR THE SUPPLEMENTAL PAYMENT AMOUNTS and its method of calculation

ORIGINAL ISSUE DATE:
STATED MATURITY DATE:
FINAL MATURITY DATE:
CALCULATION AGENT:
ADDITIONAL TERMS:
MINIMUM DENOMINATIONS:

     BANK OF AMERICA CORPORATION, a Delaware corporation (the "Corporation," which term includes any successor corporation under the Indenture referred to on the reverse hereof), for value received, hereby promises to pay to CEDE & CO., as nominee for The Depository Trust Company, or registered assigns, (i) that amount calculated according to the terms of the attached Principal Repayment Amount Rider (the "Principal Repayment Amount") on the Stated Maturity Date specified above (except to the extent redeemed, repaid, or converted prior to the Stated Maturity Date or unless stated otherwise) and (ii) that amount or amounts of interest (the "Interest Payment Amount(s)") or that supplemental amount (the "Supplemental Payment Amount") in either case calculated according to the terms attached to the Interest or Supplemental Payment Amount Rider. The Corporation will pay the Interest Payment Amount(s) or Supplemental Payment Amount on the date or dates specified on the attached Interest or Supplemental Payment Amount Rider.

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     Any Interest Payment Amounts or Supplemental Payment Amount not punctually paid or duly provided for shall be payable as provided in the Indenture./1/ As used herein, except to the extent otherwise provided on the Principal Repayment Amount and Interest or Supplemental Payment Amount Riders, "Business Day" means any day that is not a Saturday or a Sunday, and that is not a legal holiday in New York, New York or Charlotte, North Carolina and that is not a day on which banking institutions in those cities or any other place of payment with respect to this Note are authorized or required by law or regulation to be closed./2/

     Except to the extent otherwise provided under the Principal Repayment Amount Rider or the Interest or Supplemental Payment Amount Riders, the Principal Repayment Amount and Interest Payment Amounts or Supplemental Payment Amount on this Note are payable in immediately available funds in such coin or currency of the United States of America as at the time of payment is legal tender for payment of public and private debts at the office or agency of the Corporation designated as provided in the Indenture; provided, however, that the Interest Payment Amounts or Supplemental Payment Amount may be paid, at the option of the Corporation, by check mailed to the person entitled thereto at his address last appearing on the registry books of the Corporation relating to the Notes. Notwithstanding the preceding sentence, payments of the Principal Repayment Amount and the Interest Payment Amounts or Supplemental Payment Amount payable on the Stated Maturity Date will be made by wire transfer of immediately available funds to a designated account maintained in the United States upon (i) receipt of written notice by the Issuing and Paying Agent (as described on the reverse hereof) from the registered holder hereof not less than one Business Day prior to the due date of such principal and (ii) presentation of this Note to The Bank of New York, as Issuing and Paying Agent, 15 Broad Street, New York, New York 10007 (the "Corporate Trust Office").

     Reference is hereby made to the further provisions of this Note set forth on the reverse hereof and on the attached Riders, which shall have the same effect as though fully set forth at this place.

     Unless the Certificate of Authentication hereon has been executed by the Trustee or an authenticating agent on behalf of the Trustee by manual signature, this Note shall not be entitled to any benefit under the Indenture or be valid or obligatory for any purpose.

__________________________
/1/ This form does not contemplate the offer of Notes to United States Aliens (for United States federal income tax purposes). If Notes are offered to United States Aliens, the form of Note, as used, may be modified to provide for the payment of additional amounts to such United States Aliens or, if applicable, the redemption of such Notes in lieu of payment of such additional amounts.

/2/ This form does not contemplate Notes denominated in a currency other than United States dollars. If the Notes are denominated in euro or another specified currency other than United States dollars, the definition of "Business Day" in this form of Note, as used, may be modified to contemplate such denomination.

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     IN WITNESS WHEREOF, the Corporation has caused this Instrument to be duly executed, by manual or facsimile signature, under its corporate seal or a facsimile thereof.

                                        BANK OF AMERICA CORPORATION

                                        By:____________________________________
[SEAL]                                  Title: Senior Vice President
ATTEST:

By:___________________________
Title: Assistant Secretary

                          CERTIFICATE OF AUTHENTICATION

     This is one of the Securities of the series designated therein referred to in the within-mentioned Indenture.

Dated: ____________________________


                                             THE BANK OF NEW YORK,
                                             as Trustee

                                             By:______________________________
                                                     Authorized Signatory

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                                [Reverse of Note]

                           BANK OF AMERICA CORPORATION
                       MEDIUM-TERM SENIOR NOTE, SERIES __
                                 (Indexed Note)

     This Note is one of a duly authorized series of Securities of the Corporation unlimited in aggregate principal amount (herein called the "Notes") issued and to be issued under an Indenture dated as of January 1, 1995 (herein called the "Indenture"), between the Corporation (successor in interest to NationsBank Corporation) and The Bank of New York, as Trustee (successor in interest to U.S. Bank Trust National Association, successor trustee to BankAmerica National Trust Company, herein called the "Trustee," which term includes any successor trustee under the Indenture), as supplemented by a First Supplemental Indenture dated as of September 18, 1998 and a Second Supplemental Indenture dated as of May 7, 2001 to which Indenture and all indentures supplemental thereto reference is hereby made for a statement of the respective rights thereunder of the Corporation, the Trustee, and the holders of the Notes, and the terms upon which the Notes are, and are to be, authenticated and delivered. This Note is also one of the Notes designated as the Corporation's Senior Medium-Term Notes, Series __ (herein called the "Notes"), initially limited in aggregate principal amount to $________________.

     This Note is not subject to any sinking fund and is not redeemable prior to the Stated Maturity Date./3/

     The provisions of Article Fourteen of the Indenture do not apply to Securities of this Series.

     If an Event of Default (defined in the Indenture as (i) the Corporation's failure to pay principal of (or premium, if any, on) the Notes when due, or to pay interest on the Notes within 30 days after the same becomes due, (ii) the Corporation's breach of its other covenants contained in this Note or the Indenture, which breach is not cured within 90 days after written notice by the Trustee or the holders of at least 25% in outstanding principal amount of all Securities issued under the Indenture and affected thereby, and (iii) certain events involving the bankruptcy, insolvency or liquidation of the Corporation) shall occur with respect to the Notes, the Principal Repayment Amount of all the Notes may be declared due and payable in the manner and with the effect provided in the Indenture.

     The Indenture permits, with certain exceptions as therein provided, the amendment thereof and the modification of the rights and obligations of the Corporation and the rights of the holders of the Notes under the Indenture at any time by the Corporation with the consent of the holders of not less than 66 2/3% in aggregate principal amount of the Notes then outstanding and all other Securities then outstanding under the Indenture and affected by such amendment and modification. The Indenture also contains provisions permitting the holders of a majority in aggregate principal amount of the Notes then outstanding and all other Securities then outstanding under the Indenture and affected thereby, on behalf of the holders of all Securities, to

--------------
/3/ This form does not contemplate redemption of the Note prior to the Stated Maturity Date. In the Note may be redeemed prior to the Stated Maturity Date, the form of Note, as used, may be modified to provide for the redemption of the Note prior to the Stated Maturity Date.

waive compliance by the Corporation with certain provisions of the Indenture and certain past defaults under the Indenture and their consequences. Any such consent or waiver by the holder of this Note shall be conclusive and binding upon such holder and upon all future holders of this Note and of any Note issued upon the registration of transfer hereof or in exchange herefor or in lieu hereof whether or not notation of such consent or waiver is made upon this Note.

     No reference herein to the Indenture and no provision of this Note or of the Indenture shall alter or impair the obligation of the Corporation, which is absolute and unconditional, to pay the Principal Repayment Amount and the Interest Payment Amounts or Supplemental Payment Amount on this Note at the times, place, and rate, and in the coin or currency, herein prescribed.

     No recourse shall be had for the payment of the Principal Repayment Amount or the Interest Payment Amounts or Supplemental Payment Amount, or for any claim based hereon, or otherwise in respect hereof, or based on or in respect of the Indenture or any indenture supplemental thereto, against any incorporator, stockholder, officer, or director, as such, past, present, or future, of the Corporation or any predecessor or successor corporation, whether by virtue of any constitution, statute, or rule of law, or by the enforcement of any assessment or penalty or otherwise, all such liability being, by the acceptance hereof and as part of the consideration for issue hereof, expressly waived and released.

     As provided in the Indenture and subject to certain limitations therein set forth, the transfer of this Note may be registered on the registry books of the Corporation relating to the Notes, upon surrender of this Note for registration of transfer at the office or agency of the Corporation designated by it pursuant to the Indenture, duly endorsed by, or accompanied by a written instrument of transfer in form satisfactory to the Corporation and the Trustee or Security Registrar duly executed by, the registered holder hereof or his attorney duly authorized in writing, and thereupon one or more new Notes, of authorized denominations and for the same aggregate principal amount, will be issued to the designated transferee or transferees.

     The Notes are issuable only as registered Notes without coupons in denominations of $1,000 and any integral multiple thereof or in such minimum denominations as are set forth on the face of this Note. As provided in the Indenture, and subject to certain limitations therein set forth, Notes are exchangeable for a like aggregate principal amount of Notes of different authorized denominations, as requested by the holder surrendering the same.

     No service charge will be made for any such registration of transfer or exchange, but the Corporation may require payment of a sum sufficient to cover any tax or other governmental charge payable in connection therewith.

     Prior to due presentment for registration of transfer of this Note, the Corporation, the Trustee, the Issuing and Paying Agent and any agent of the Corporation may treat the entity in whose name this Note is registered as the absolute owner hereof for the purpose of receiving payment as herein provided and for all other purposes, whether or not this Note be overdue, and neither the Corporation, the Trustee, the Issuing and Paying Agent nor any such agent of the Corporation shall be affected by notice to the contrary.

     All terms used in this Note which are not defined herein, but are defined in the Indenture shall have the meanings assigned to them in the Indenture.

     The Notes are being issued by means of a book-entry system with no physical distribution of certificates to be made except as provided in the Indenture. The book-entry system maintained by The Depository Trust Company ("DTC") will evidence ownership of the Notes, with transfers of ownership effected on the records of DTC and its participants pursuant to rules and procedures established by DTC and its participants. The Corporation will recognize Cede & Co., as nominee of DTC, while the registered holder of the Notes, as the owner of the Notes for all purposes, including payment of the Principal Repayment Amount and Interest or Supplemental Payment Amounts, notices, and voting. Transfer of the Principal Repayment Amount and Interest or Supplemental Payment Amounts to participants of DTC will be the responsibility of DTC, and transfer of the Principal Repayment Amount and Interest or Supplemental Payment Amounts to beneficial owners of the Notes by participants of DTC will be the responsibility of such participants and other nominees of such beneficial owners. So long as the book-entry system is in effect, the selection of any Notes to be redeemed will be determined by DTC pursuant to rules and procedures established by DTC and its participants. The Corporation will not be responsible or liable for such transfers or payments or for maintaining, supervising, or reviewing the records maintained by DTC, its participants, or persons acting through such participants.

                                  ABBREVIATIONS

     The following abbreviations, when used in the inscription on the face of the within Note, shall be construed as though they were written out in full according to applicable laws or regulations:

                  TEN COM--   as tenants in common
                  TEN ENT--   as tenants by the entireties
                  JT TEN--    as joint tenants with right of survivorship and
                              not as tenants in common
                  UNIF GIFT MIN ACT--               Custodian
                                   ---------------------------------------------
                                           (Cust)                   (Minor)

                                   Under Uniform Gifts to Minors Act
                                   ----------------------------------
                                                 (State)

     Additional abbreviations may also be used though not in the above list.

                          ____________________________

                                   ASSIGNMENT

        FOR VALUE RECEIVED, the undersigned hereby sell(s), assign(s) and transfer(s) unto

                   [PLEASE PRINT OR TYPEWRITE NAME AND ADDRESS
                         INCLUDING ZIP CODE OF ASSIGNEE]

_____________________________________________________________________________

_____________________________________________________________________________

_____________________________________________________________________________

Please Insert Social Security or Other
         Identifying Number of Assignee: ____________________________

the within Note and all rights thereunder, hereby irrevocably constituting and appointing __________________________________ Attorney to transfer said Note on the books of the Corporation, with full power of substitution in the premises.

Dated:_________________________     _________________________________________

NOTICE: The signature to this assignment must correspond with the name as it appears upon the face of the within Note in every particular, without alteration or enlargement or any change whatever and must be guaranteed.

                           BANK OF AMERICA CORPORATION
                       Medium-Term Senior Note, Series __

                           PRINCIPAL REPAYMENT AMOUNT

         [formula]
         [supplemental amount]
         [indexed item]
         [valuation date]
         [event of default]
         [market disruption]
         [conversion features and mechanics]
         [ability to settle in stock or other non-cash property]
         [other]

                           BANK OF AMERICA CORPORATION
                       Medium-Term Senior Note, Series __

                           INTEREST PAYMENT AMOUNTS OR

                        SUPPLEMENTAL PAYMENT AMOUNT RIDER

         [formula]
         [Interest Payment Amount(s) or Supplemental Payment Amount determination date(s)]
         [dates for payment of Interest Payment Amount(s) or Supplemental Payment Amount]
         [indexed item]
         [formula/methodology for determining indexed item on determination date(s)]
         [delivery of securities or other non-cash property]
         [other terms]